Axos Q3 Fiscal 2025 Earnings Supplement NYSE: AXApril 30, 2025

2 Loan Growth by Category $ Millions SF Warehouse Lending Multifamily Small Balance Commercial Jumbo Mortgage Asset-Based and Cash Flow Lending Lender Finance Non-RE Capital Call Facilities Auto Unsecured/OD Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Commercial & Industrial Non-RE Loans Inc (Dec)Q2 FY25Q3 FY25 $ 56$ 3,641$ 3,697 (11)509498 (89)2,1482,059 (2)1,2831,281 705,3015,371 71914985 272,4922,519 2762,0412,317 2781,2771,555 25375400 24446 —11 $ 703$ 20,026$ 20,729 Lender Finance RE CRE Specialty Other Auto & Consumer

3 Commercial Real Estate Specialty1 Detail as of March 31, 2025 Non-Accrual Loans (mm)Weighted Avg. LTVBalance (mm)Loan Type $ —43%$ 1,485Multifamily 15381,211SFR —58957Industrial —41836Hotel 530380Office 1537326Other —43176Retail $ 3542%$ 5,371Total Note 1: Includes Commercial Real Estate Specialty loan portfolio only. LTV Distribution

4 DepositsLoans Interest Rate Sensitivity of Loans & Deposits As of March 31, 2025 TotalInterest Rate $ 6,156,1200% ~ 2% $ 10,857,1452% ~ 4% $ 3,123,4494% ~ 6% $ 20,136,714 Non-Time Deposits by Interest Rate (Dollars in Thousands) • ~$3.5 billion of deposits that adjust with the Federal Funds rate • Deposit rate optionality enhanced by $450 million of off-balance sheet deposits from Axos Securities • Of the fixed and hybrid rate loan balances in our portfolio at March 31, 2025, 61% will reprice within 3 years and 90% will reprice within 5 years.

5 Diversified Deposit Gathering Approximately 90% of deposits are FDIC-insured or collateralized Deposit balances as of March 31, 2025 Note 1: Excludes approximately $450 million of off-balance sheet deposits › Serves approximately 40% of U.S. Chapter 7 bankruptcy trustees in exclusive relationship › Software allows servicing of SEC receivers and non-chapter 7 cases › Full service digital banking, wealth management, and securities trading › White-label banking › Business banking with simple suite of cash management services › 1031 exchange firms › Title and escrow companies › HOA and property management › Business management and entertainment › Broker-dealer client cash › Broker-dealer reserve accounts › Full service treasury/cash management › Team enhancements and geographic expansion › Bank and securities cross-sell Fiduciary Services $1.1B Consumer Direct $11.2B Specialty Deposits $1.9B Distribution Partners $0.4B Axos Securities1 $0.9B Small Business Banking $0.5B Commercial & Treasury Management $4.1B Diversified Deposit Gathering Business Lines

6 Change in Allowance for Credit Losses (ACL) & Unfunded Loan Commitments Reserve (UCL) ($ in millions) ACL + UCL ACL + UCL 6.2

7 Allowance for Credit Losses (ACL) by Loan Category as of March 31, 2025 $ Millions ACL %1ACLLoan Balance 0.4%$ 15$ 4,195 1.4%483,341 1.4%906,356 1.8%1146,390 2.9%13447 1.4%$ 280$ 20,729 Single Family Mortgage & Warehouse Multifamily & Commercial Mortgage Commercial Real Estate Commercial & Industrial Non-RE Auto & Consumer Loans Note 1: ACL % is based on gross unpaid principal balance

8 Credit Quality ($ millions) %Non-Accrual LoansLoans O/SMarch 31, 2025 1.05%$ 44$ 4,195Single Family-Mortgage & Warehouse 1.02343,341Multifamily and Commercial Mortgage 0.53346,356Commercial Real Estate 1.11716,390Commercial & Industrial - Non-RE 0.452447Auto & Consumer 0.89%$ 185$ 20,729Total %Non-Accrual LoansLoans O/SDecember 31, 2024 1.69%$ 70$ 4,150Single Family-Mortgage & Warehouse 1.43493,431Multifamily and Commercial Mortgage 0.97606,215Commercial Real Estate 1.22715,810Commercial & Industrial - Non-RE 0.482420Auto & Consumer 1.26%$ 252$ 20,026Total %Non-Accrual LoansLoans O/SMarch 31, 2024 1.24%$ 51$ 4,123Single Family-Mortgage & Warehouse 0.97394,001Multifamily and Commercial Mortgage 0.44265,913Commercial Real Estate 0.0844,828Commercial & Industrial - Non-RE 0.442452Auto & Consumer 0.63%$ 122$ 19,317Total

AXOS FINANCIAL, INC.
SELECTED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Selected Balance Sheet Data:					
Total assets	$ 23,981,154	$ 23,709,422	$ 23,569,084	$ 22,855,334	$ 22,642,133
Loans—net of allowance for credit losses	20,193,630	19,486,727	19,280,609	19,231,385	18,733,455
Loans held for sale, carried at fair value	15,644	25,436	14,566	16,482	16,239
Allowance for credit losses	279,950	270,605	263,854	260,542	257,522
Securities—trading	346	241	594	353	592
Securities—available-for-sale	79,958	97,848	137,996	141,611	207,582
Securities borrowed	91,915	114,672	84,326	67,212	105,853
Customer, broker-dealer and clearing receivables	300,907	298,887	262,774	240,028	292,630
Total deposits	20,136,714	19,934,904	19,973,329	19,359,217	19,103,532
Advances from the FHLB	60,000	60,000	90,000	90,000	90,000
Borrowings, subordinated notes and debentures	377,427	358,692	313,519	325,679	330,389
Securities loaned	111,094	135,258	95,883	74,177	119,800
Customer, broker-dealer and clearing payables	314,399	309,593	315,985	301,127	387,176
Total stockholders' equity	$ 2,603,900	$ 2,521,962	$ 2,405,728	$ 2,290,596	$ 2,196,293
Common shares outstanding at end of period	56,865,524	57,097,632	57,092,216	56,894,565	57,079,429
Common shares issued at end of period	70,813,637	70,571,332	70,562,333	70,221,632	70,033,523
Per Common Share Data:					
Book value per common share	$ 45.79	$ 44.17	$ 42.14	$ 40.26	$ 38.48
Tangible book value per common share (Non-GAAP)[1]	$ 42.91	$ 41.27	$ 39.22	$ 37.26	$ 35.46
Capital Ratios:					
Equity to assets at end of period	10.86 %	10.64 %	10.21 %	10.02 %	9.70 %
Axos Financial, Inc.:					
Tier 1 leverage (to adjusted average assets)	10.45 %	10.02 %	9.78 %	9.43 %	9.33 %
Common equity tier 1 capital (to risk-weighted assets)	12.39 %	12.42 %	12.44 %	12.01 %	11.47 %
Tier 1 capital (to risk-weighted assets)	12.39 %	12.42 %	12.44 %	12.01 %	11.47 %
Total capital (to risk-weighted assets)	15.21 %	15.23 %	15.29 %	14.84 %	14.26 %
Axos Bank:					
Tier 1 leverage (to adjusted average assets)	10.14 %	9.85 %	9.82 %	9.74 %	9.86 %
Common equity tier 1 capital (to risk-weighted assets)	12.31 %	12.67 %	12.87 %	12.74 %	12.47 %
Tier 1 capital (to risk-weighted assets)	12.31 %	12.67 %	12.87 %	12.74 %	12.47 %
Total capital (to risk-weighted assets)	13.49 %	13.86 %	14.06 %	13.81 %	13.49 %
Axos Clearing LLC:					
Net capital	$ 79,264	$ 83,932	$ 85,292	$ 101,462	$ 102,963
Excess capital	$ 73,172	$ 78,282	$ 80,081	$ 96,654	$ 97,646
Net capital as a percentage of aggregate debit items	26.02 %	29.71 %	32.73 %	42.21 %	38.73 %
Net capital in excess of 5% aggregate debit items	$ 64,035	$ 69,805	$ 72,264	$ 89,442	$ 89,671

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AXOS FINANCIAL, INC.
SELECTED FINANCIAL INFORMATION
(Unaudited – dollars in thousands)

	At or For The Three Months Ended				
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024
Selected Income Statement Data:					
Interest and dividend income	$ 432,722	$ 456,068	$ 484,262	$ 453,428	$ 443,564
Interest expense	157,258	175,969	192,214	193,366	181,958
Net interest income	275,464	280,099	292,048	260,062	261,606
Provision for credit losses	14,500	12,248	14,000	6,000	6,000
Net interest income, after provision for credit losses	260,964	267,851	278,048	254,062	255,606
Non-interest income	33,373	27,799	28,609	30,861	33,163
Non-interest expense	146,261	145,320	147,465	140,535	133,228
Income before income taxes	148,076	150,330	159,192	144,388	155,541
Income taxes	42,870	45,643	46,852	39,516	44,821
Net income	$ 105,206	$ 104,687	$ 112,340	$ 104,872	$ 110,720
Weighted average number of common shares outstanding:					
Basic	57,029,078	57,094,153	56,934,671	56,938,405	56,932,050
Diluted	58,174,696	58,226,006	58,168,468	58,164,623	58,037,698
Per Common Share Data:					
Net income:					
Basic	$ 1.84	$ 1.83	$ 1.97	$ 1.84	$ 1.94
Diluted	$ 1.81	$ 1.80	$ 1.93	$ 1.80	$ 1.91
Adjusted earnings per common share (Non-GAAP)[1]	$ 1.81	$ 1.82	$ 1.96	$ 1.83	$ 1.94
Performance Ratios and Other Data:					
Growth in loans held for investment, net	$ 706,903	$ 206,118	$ 49,224	$ 497,930	$ 469,101
Loan originations for sale	20,962	66,826	69,570	52,574	47,821
Return on average assets	1.77 %	1.74 %	1.92 %	1.81 %	1.98 %
Return on average common stockholders' equity	16.44 %	16.97 %	19.12 %	18.81 %	20.71 %
Interest rate spread[2]	3.91 %	3.91 %	4.13 %	3.63 %	3.88 %
Net interest margin[3]	4.78 %	4.83 %	5.17 %	4.65 %	4.87 %
Net interest margin[3] – Banking Business Segment	4.83 %	4.87 %	5.21 %	4.68 %	4.92 %
Efficiency ratio[4]	47.36 %	47.20 %	45.99 %	48.31 %	45.20 %
Efficiency ratio[4] – Banking Business Segment	41.53 %	40.95 %	39.83 %	41.39 %	38.82 %
Asset Quality Ratios:					
Net annualized charge-offs to average loans	0.09 %	0.10 %	0.17 %	0.05 %	0.07 %
Nonaccrual loans to total loans	0.89 %	1.26 %	0.89 %	0.57 %	0.63 %
Non-performing assets to total assets	0.79 %	1.06 %	0.75 %	0.51 %	0.55 %
Allowance for credit losses - loans to total loans held for investment	1.37 %	1.37 %	1.35 %	1.34 %	1.36 %
Allowance for credit losses - loans to non-performing loans[5]	151.28 %	107.58 %	149.32 %	229.84 %	210.95 %

1 *See "Use of Non-GAAP Financial Measures" herein.*
2 *Interest rate spread represents the difference between the annualized weighted average yield on interest-earning assets and the annualized weighted average rate paid on interest-bearing liabilities.*
3 *Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.*
4 *Efficiency ratio represents non-interest expense as a percentage of the aggregate of net interest income and non-interest income.*
5 *The decrease in the Allowance for credit losses - loans to nonaccrual loans is primarily attributable to the change in nonaccrual loans.*

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Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with GAAP, this earnings supplement includes non-GAAP financial measures such as adjusted earnings, adjusted earnings per diluted common share, and tangible book value per common share. Non-GAAP financial measures have inherent limitations, may not be comparable to similarly titled measures used by other companies and are not audited. Readers should be aware of these limitations and should be cautious as to their reliance on such measures. Although we believe the non-GAAP financial measures disclosed in this report enhance investors' understanding of our business and performance, these non-GAAP measures should not be considered in isolation, or as a substitute for GAAP basis financial measures.

We define "adjusted earnings", a non-GAAP financial measure, as net income without the after-tax impact of non-recurring acquisition-related costs and other costs (unusual or non-recurring charges). Adjusted earnings per diluted common share ("adjusted EPS"), a non-GAAP financial measure, is calculated by dividing non-GAAP adjusted earnings by the average number of diluted common shares outstanding during the period. We believe the non-GAAP measures of adjusted earnings and adjusted EPS provide useful information about the Company's operating performance. We believe excluding the non-recurring acquisition related costs and other costs (unusual or non-recurring) provides investors with an alternative understanding of Axos' core business.

Below is a reconciliation of net income, the nearest comparable GAAP measure, to adjusted earnings and adjusted EPS (Non-GAAP) for the periods shown:

(Dollars in thousands, except per share amounts)		March 31, 2025		December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024
Net income	$	105,206	$	104,687	$	112,340	$	104,872	$	110,720
Acquisition-related costs		1,604		1,645		2,554		2,554		2,719
Other costs[1]		(1,879)		—		—		—		—
Income taxes		80		(503)		(752)		(699)		(784)
Adjusted earnings (non-GAAP)	$	105,011	$	105,829	$	114,142	$	106,727	$	112,655
Average dilutive common shares outstanding		58,174,696		58,226,006		58,168,468		58,164,623		58,037,698
Diluted EPS	$	1.81	$	1.80	$	1.93	$	1.80	$	1.91
Acquisition-related costs		0.03		0.03		0.04		0.04		0.05
Other costs[1]		(0.03)		—		—		—		—
Income taxes		—		(0.01)		(0.01)		(0.01)		(0.02)
Adjusted EPS (Non-GAAP)	$	1.81	$	1.82	$	1.96	$	1.83	$	1.94

[1] *Other costs primarily reflects the payment of a legal judgment at an amount less than previously accrued.*

We define "tangible book value", a non-GAAP financial measure, as book value adjusted for goodwill and other intangible assets. Tangible book value is calculated using common stockholders' equity minus servicing rights, goodwill and other intangible assets. Tangible book value per common share, a non-GAAP financial measure, is calculated by dividing tangible book value by the common shares outstanding at the end of the period. We believe tangible book value per common share is useful in evaluating the Company's capital strength, financial condition, and ability to manage potential losses.

Below is a reconciliation of total stockholders' equity, the nearest comparable GAAP measure, to tangible book value per common share (non-GAAP) as of the dates indicated:

(Dollars in thousands, except per share amounts)		March 31, 2025		December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024
Common stockholders' equity	$	2,603,900	$	2,521,962	$	2,405,728	$	2,290,596	$	2,196,293
Less: servicing rights, carried at fair value		27,585		28,045		27,335		28,924		28,130
Less: goodwill and intangible assets		135,966		137,570		139,215		141,769		144,324
Tangible common stockholders' equity (Non-GAAP)	$	2,440,349	$	2,356,347	$	2,239,178	$	2,119,903	$	2,023,839
Common shares outstanding at end of period		56,865,524		57,097,632		57,092,216		56,894,565		57,079,429
Book value per common share	$	45.79	$	44.17	$	42.14	$	40.26	$	38.48
Less: servicing rights, carried at fair value per common share	$	0.49	$	0.49	$	0.48	$	0.51	$	0.49
Less: goodwill and other intangible assets per common share	$	2.39	$	2.41	$	2.44	$	2.49	$	2.53
Tangible book value per common share (Non-GAAP)	$	42.91	$	41.27	$	39.22	$	37.26	$	35.46

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12 Greg Garrabrants, President and CEO Derrick Walsh, EVP and CFO investors@axosfinancial.com www.axosfinancial.com Johnny Lai, SVP Corporate Development and Investor Relations Phone: 858.649.2218 Mobile: 858.245.1442 jlai@axosfinancial.com Contact Information